                            CAPITAL ONE MASTER TRUST
             TRUST EXCESS SPREAD ANALYSIS -             JANUARY-00

Card Trust                                             COMT 95-1     COMT 95-3   COMT 96-1*    COMT 96-2    COMT 96-3   COMT 97-1*
Deal Size                                               $900MM        $1050MM      $845MM        $750MM       $500MM      $608MM
Expected Maturity(Class A):                             6/15/00       8/15/00      8/15/01      12/15/01     1/15/04      6/15/02
                                                                                   (NON-US                                (NON-US
                                                                                 TRANSACTION)                           TRANSACTION)

----------------------------------------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                                   23.00%        23.00%       23.00%        23.00%       23.00%      23.00%
       LESS:             (Wt Avg) Coupon                 6.16%         6.13%        6.33%         6.10%        6.13%       6.26%
                         SVC Fees                        2.00%         2.00%        1.50%         1.50%        1.50%       1.50%
                         Charge-Offs                     3.49%         3.49%        3.49%         3.49%        3.49%       3.49%

Excess Spread:               Jan-00                     11.35%        11.38%       11.68%        11.91%       11.88%      11.75%
                             Dec-99                     12.57%        12.61%       13.45%        13.14%       13.11%      13.52%
                             Nov-99                     12.72%        12.75%       12.76%        13.28%       13.25%      13.32%
3-Mo Avg Excess Spread                                  12.21%        12.25%       12.63%        12.78%       12.75%      12.86%
----------------------------------------------------------------------------------------------------------------------------------

Delinquents:             30 to 59 days                   1.81%         1.81%        1.81%         1.81%        1.81%       1.81%
                         60 to 89 days                   1.16%         1.16%        1.16%         1.16%        1.16%       1.16%
                         90+ days                        2.34%         2.34%        2.34%         2.34%        2.34%       2.34%

Monthly Payment Rate                                    15.26%        15.26%       15.26%        15.26%       15.26%      15.26%

Card Trust                                 COMT 97-2*  COMT 98-1      COMT 98-3*  COMT 98-4     COMT 99-1    COMT 99-2   COMT 99-3
Deal Size                                   $502MM      $591MM        $464MM       $750MM        $625MM       $625MM      $500MM
Expected Maturity(Class A):                 8/15/02     4/15/08      8/16/2001   11/15/2003    5/15/2004    5/15/2002    7/15/2006
                                            (NON-US                   (NON-US
                                          TRANSACTION)              TRANSACTION)

----------------------------------------------------------------------------------------------------------------------------------
Excess Spread:

      Portfolio Yield                       23.00%      23.00%        23.00%       23.00%        23.00%       23.00%      23.00%
       LESS:             (Wt Avg) Coupon     6.28%       6.31%         5.51%        5.56%         6.21%        6.13%       6.38%
                         SVC Fees            1.50%       1.50%         1.50%        1.50%         1.50%        1.50%       1.50%
                         Charge-Offs         3.49%       3.49%         3.49%        3.49%         3.49%        3.49%       3.49%

Excess Spread:               Jan-00         11.73%      11.70%        12.50%       12.45%        11.80%       11.88%      11.63%
                             Dec-99         13.50%      13.07%        12.72%       13.63%        13.22%       13.11%      13.06%
                             Nov-99         12.81%      12.55%        13.02%       13.29%        13.18%       13.25%      13.01%
3-Mo Avg Excess Spread                      12.68%      12.44%        12.75%       13.12%        12.73%       12.75%      12.57%
----------------------------------------------------------------------------------------------------------------------------------

Delinquents:             30 to 59 days       1.81%       1.81%         1.81%        1.81%         1.81%        1.81%       1.81%
                         60 to 89 days       1.16%       1.16%         1.16%        1.16%         1.16%        1.16%       1.16%
                         90+ days            2.34%       2.34%         2.34%        2.34%         2.34%        2.34%       2.34%

Monthly Payment Rate                        15.26%      15.26%        15.26%       15.26%        15.26%       15.26%      15.26%

* This material is for informational purposes only and is not an offer of securities for sale in the United States. These securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

COMMENTS:
Capital One Master Trust performance statistics are also available at the Capital One web site: http://www.capitalone.com (Under "For Investors" section)


                                                                   Page 37 of 37